(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.47

                 RETIREMENT AND RELEASE AGREEMENT

     THIS RETIREMENT AND RELEASE AGREEMENT is made and entered into as of January 31, 2002, by and between PATRICK J. MORRIS, an individual (hereinafter referred to as "Morris"), and Consumer Programs Incorporated, a Missouri Corporation, on behalf of itself and its affiliated corporations (hereinafter referred to, alternatively and collectively, as "CPI").

     WHEREAS, Morris has served as an executive officer of CPI for more than sixteen years, including as Senior Executive Vice
President and President, Portrait Studio Division and as a member of the Board of Directors; and

     WHEREAS, Morris has decided to retire; and

     WHEREAS, Morris is entitled to certain benefits under his Employment Agreement with CPI dated as of January 3, 2001 (the
"Employment Agreement") and under various benefit plans of CPI;
and

     WHEREAS, CPI and Morris desire that Morris' benefits be valued and paid out in accordance with the terms set forth in this Agreement; and

     WHEREAS, CPI desires to award to Morris certain benefits in addition to any to which he may be entitled under the Employment Agreement and the various benefit plans of CPI
(hereinafter, the "Special Retirement Benefits");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. RETIREMENT/RESIGNATION OF MORRIS. Morris shall retire from employment with CPI and shall resign from the Boards of Directors of CPI Corp. and its affiliated corporations and all officer positions he holds with CPI
Corp. and its affiliated corporations as of February 2, 2002 (the "Retirement Date").

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     2.   SPECIAL AND SUPPLEMENTAL RETIREMENT BENEFITS.

          (a) CPI shall pay to Morris the gross amount of Seven
Hundred Twenty-six Thousand Fifteen Dollars ($726,015.00), payable in a lump sum as soon as possible, but not later than February 19, 2002.

          (b) Morris may continue to participate in CPI's group health plan at the rates paid by active employees until he attains age sixty-five.

          (c) The exercise period for certain options granted to Morris to purchase shares of common stock of the Corporation that would have expired on the first anniversary of the Retirement Date shall be extended until the earlier of their original expiration date or the second anniversary of the Retirement Date. A schedule of all options held by Morris and the terms of exercise is attached hereto as Exhibit A and
incorporated herein.   By execution hereof, the parties agree
that the terms of all option agreements under which Morris holds options shall remain in full force and effect except that the applicable expiration dates for such options shall be as set forth in Exhibit A.

          (d) CPI will continue to pay the employer's portion of the premium on Morris' General American life insurance policy for a period of two years after the Retirement Date.

          (e) On or before February 19, 2002, CPI will pay
Morris a gross amount equal to four (4) weeks of vacation pay
(based on Morris' current annual salary).

          (f) Morris is entitled to death or supplemental retirement benefits pursuant to subsections 6(a) and 6(c) of the Employment Agreement in the annual gross amount of One Hundred Fifty Thousand Dollars ($150,000.00), payable in equal monthly installments for two hundred forty months, commencing on the earlier of the month after (i) Morris' death or (ii) the date on which Morris attains sixty-five years of age. In lieu thereof, CPI shall pay or cause to be paid to Morris,

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the gross amount of One Million Five Hundred Thirty-eight
Thousand Nine Hundred Seventy-eight Dollars ($1,538,978.00), payable in a lump sum on January 2, 2004. The payment made by CPI pursuant to this subsection (f) shall be in full and complete satisfaction of Morris' death and supplemental retirement benefits provided under subsections 6(a) and 6(c) of the Employment Agreement.

     3. OTHER BENEFITS. CPI shall also pay or provide to Morris (or in the event of his death prior to payment, to his beneficiaries) the following benefits in accordance with the Employment Agreement or other CPI benefit plans and programs:


          (a) Base salary through the Retirement Date, based on the annual rate of Three Hundred Seventy-five Thousand Dollars
($375,000.00);

          (b) Any cash bonus earned by Morris for CPI's fiscal year 2001;

          (c) Any option bonus earned by Morris for CPI's fiscal year 2001;

          (d) All of Morris' vested and accrued benefits under the CPI Retirement Plan and Trust (the "Pension Plan") in accordance with the terms of the Pension Plan;

          (e) All of Morris' vested and accrued benefits under the CPI Corp. Employees' Profit Sharing Plan and Trust (the
"Profit Sharing Plan"), in accordance with the terms of the Profit Sharing Plan;

          (f) Continued indemnification rights and benefits for Morris' service as an executive officer and director of CPI in accordance with CPI's by-laws;

          (g) CPI shall pay to Morris the full amount of Morris' deferred compensation account under the Corporation's
Deferred Compensation and Stock Appreciation Rights Plan in accordance with the terms of that plan.

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     4.   MUTUAL RELEASE.

          (a) In consideration of the payment by CPI to Morris of the Special Retirement Benefits described in Section 2 above, Morris does hereby release and forever discharge CPI, its affiliated corporations, and their respective directors, officers, employees and agents, from any and all claimsdemands, actions, causes of action, liabilities and obligations, of any nature, kind and description whatsoever (except those arising under this Agreement), whether known or unknown,including the rights and benefits of Essman described in paragraphs 2 through
6), whether in tort, in contract or under statute, arising directly or indirectly out of Morris' employment by CPI, the termination thereof, or the Employment Agreement, including, but not limited to, any claims arising or in connection with the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the
Older Workers Benefit Protection Act, 42 U.S.C. Sections 1981, 1983 and 1985, the Missouri Workers' Compensation Law, the Missouri Human Rights Act, the Missouri Service Letter Law (all such statutes as amended), and any regulations under such authorities, or common law of the state of Missouri, torts, breach of express or implied employment agreement, wrongful discharge, constructive discharge, infliction of emotional distress, defamation, or tortious interference with contractual relations.

          (b) In consideration of the release contained in subsection (a) hereof, and of Morris' agreements hereunder, CPI, on its behalf and on behalf of its affiliated corporations and their respective officers and directors, does hereby release and forever discharge Morris from any and all claims, causes of action, liabilities, and obligations of any kind whatsoever (except those arising under this Agreement or under Section 14 of the Employment Agreement) arising from Morris' employment by CPI, the termination thereof or the Employment Agreement.

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          (c) The purpose of theis mutual release set forth
herein is to make full, final and complete settlement of all claims, known or unknown, arising directly or indirectly out of Morris' employment by CPI, the termination thereof, or the Employment Agreement (except those arising under this Agreement or under Section 14 of the Employment Agreement).

     5. SURVIVAL OF COVENANTS. Morris acknowledges and agrees that the covenants and agreements contained in Section 14 of the Employment Agreement, attached hereto as Exhibit B and incorporated herein, shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with their terms, and Morris hereby affirms those covenants and agreements. All other terms and conditions of the Employment Agreement shall terminate on the effective date of this Agreement.

     6. WITHHOLDING TAXES. CPI shall have the right to withhold from all payments due Morris hereunder to the extent required by law or regulation, all federal, state and local income and other taxes applicable to such payments.

     7. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement, and signed by both parties. The failure to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions.

     8. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     9. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and legal representatives.

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     10.  GOVERNING LAW.  This Agreement shall be governed by,
and construed in accordance with, the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date written below.

     NOTICE TO MR. MORRIS: THIS AGREEMENT INCLUDES A WAIVER OF CERTAIN RIGHTS OR CLAIMS ARISING PRIOR TO THE DATE THIS AGREEMENT IS EXECUTED, INCLUDING, BUT NOT LIMITED TO, THOSE RIGHTS OR CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. CPI'S OFFER TO ENTER INTO THIS AGREEMENT WITH YOU WILL REMAIN OPEN AND EFFECTIVE FOR TWENTY-ONE DAYS FROM THE DATE FIRST WRITTEN ABOVE. YOI MAY ELECT TO ACCEPT OR REJECT THIS OFFER WITHIN THAT TIME PERIOD. IF YOU DO NOTHING WITHIN THE TWENTY-ONE DAY PERIOD, THE OFFER WILL BE CONSIDERED WITHDRAWN BY CPI.

     IF YOU DECIDE TO SIGN THIS AGREEMENT AND RELEASE CPI PURSUANT T0 SECTION 4, YOU WILL HAVE SEVEN DAYS FOLLOWING THE RETURN OF THE SIGNED DOCUMENT TO CHANGE YOUR MIND AND REVOKE THE AGREEMENT. IF YOU DESIRE TO REVOKE THE AGREEMENT AND RELEASE, PLEASE DELIVER NOTICE OF SUCH REVOCATION IN WRITING TO JANE E. NELSON, CPI CORP., LEGAL DEPARTMENT, 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103, ON OR BEFORE THE CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING YOUR EXECUTION AND DELIVERY OF THE AGREEMENT. CONSEQUENTLY, THIS AGREEMENT WILL NOT BE IN EFFECT UNTIL SEVEN DAYS HAVE PASSED FOLLOWING YOUR SIGNING AND DELIVERY OF THE AGREEMENT.


 Date: January 31, 2002  By: /s/ Patrick J. Morris
       ----------------      -------------------------------
                             Patrick J. Morris, Individually


                             CONSUMER PROGRAMS INCORPORATED,
                             a Missouri corporation, on behalf
                             of itself and its affiliated
                             corporations

 Date: February 1, 2002  By: /s/ J. David Pierson
       ----------------      -------------------------------
                             J. David Pierson


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